Exhibit 10.4

ALNYLAM PHARMACEUTICALS, INC.

Nonstatutory Stock Option Agreement

Granted Under Amended and Restated 2009 Stock Incentive Plan

1. Grant of Option.

This agreement evidences the grant by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on                     , 20[    ] (the “Grant Date”) to [                    ], an [employee], [consultant], [director] of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”), a total of [            ] shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the earlier of [insert 10 years from the date of grant] or three months following cessation of service on the Board, provided that such three month period shall be extended to five years following cessation of service on the Board of Directors for any director with five or more years of continuous service on the Board of Directors (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) as to [100% of the original number of Shares on the first anniversary of the Grant Date] [33 1⁄3% of the original number of Shares on the first, second and third anniversary of the Grant Date] subject to continuous service with the Company through each such anniversary.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Termination of Relationship with the Company. If the Participant ceases to provide services to the Company, the Participant may exercise this option through the Final Exercise Date, but only to the extent that the Participant was entitled to exercise this option on the date of such cessation of services.

4. Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

5. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

6. Data Privacy Consent.

In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ALNYLAM PHARMACEUTICALS, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. Electronic acceptance of this Agreement pursuant to the Company’s instructions for the Participant (including through an online acceptance process) is acceptable. The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2009 Stock Incentive Plan.

PARTICIPANT:

Address: